Exhibit 107
Calculation of Filing Fee Tables
FORM
S-8
(Form Type)
AutoNation, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.01 per share	Rule 457(h)	400,000 (3)	$188.62	$75,448,000.00 (2)	0.00014760	$11,136.12

Total Offering Amounts					$75,448,000.00		$11,136.12

Total Fee Offsets							—

Net Fee Due							$11,136.12

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form
S-8
also covers an indeterminate number of additional shares of common stock of AutoNation, Inc. (the “Registrant”) that may be offered and issued under the AutoNation, Inc. 2024
Non-Employee
Director Equity Plan (“2024 Plan”) to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act based upon the average of the high and low sales prices per share of the Registrant’s common stock reported on the New York Stock Exchange on July 31, 2024.

(3)	Represents the maximum number of shares of common stock reserved for future issuance under the 2024 Plan.